Exhibit 99.1

News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Kevin S. Inda

Vice President of Investor Relations

225-298-5318

kinda@he-equipment.com

H&E Equipment Services Reports First Quarter 2020 Results and Announces Non-Cash Goodwill Impairment Charge

BATON ROUGE, Louisiana -- (May 8, 2020) -- H&E Equipment Services, Inc. (NASDAQ: HEES) today announced results for the first quarter ended March 31, 2020, including a $62.0 million non-cash goodwill impairment charge.

FIRST QUARTER 2020 SUMMARY

•	Revenues decreased 8.8% to $285.9 million versus $313.6 million a year ago.
•

Included in the first quarter 2020 net loss was a $62.0 million pre-tax non-cash goodwill impairment charge.  Net loss was $37.0 million in the first quarter compared to net income of $14.2 million a year ago.  The effective income tax rate was 21.9% in the first quarter of 2020 and 26.4% in the first quarter of 2019.  Excluding the impairment charge, net income was $10.8 million in the first quarter compared to net income of $14.2 million a year ago.  Excluding the impairment charge, the effective income tax rate was 26.2% in the first quarter of 2020 and 26.4% in the first quarter of 2019.

•	Adjusted EBITDA decreased 1.7% to $99.2 million in the first quarter compared to $100.9 million a year ago, yielding a margin of 34.7% of revenues compared to 32.2% a year ago.
•

Total equipment rental revenues for the first quarter of 2020 were $174.5 million, a decrease of $1.6 million, or 0.9%, compared to $176.1 million a year ago. Rental revenues for the first quarter of 2020 were $158.6 million, a decrease of approximately $1.0 million, or 0.7%, compared to $159.7 million in the first quarter of 2019.

•	New equipment sales decreased 47.8% to $30.9 million in the first quarter compared to $59.1 million a year ago.
•	Used equipment sales increased 5.3% to $31.2 million in the first quarter compared to $29.6 million a year ago.
•	Gross margin was 36.9% compared to 36.3% a year ago. The increase in gross margin was largely the result of a shift in revenue mix to rentals.
•

Total equipment rental gross margins were 41.3% in the first quarter of 2020 compared to 44.3% a year ago.  Rental gross margins were 46.1% in the first quarter of 2020 compared to 48.7% last year.  The decrease was primarily due to lower time utilization.

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H&E Equipment Services Reports First Quarter 2020 Results

May 8, 2020

•

Average time utilization (based on original equipment cost) was 64.3% compared to 70.0% a year ago.  The size of the Company’s rental fleet based on original acquisition cost increased 3.3% from a year ago, to $1.9 billion.

•	Average rental rates decreased 0.4% compared to a year ago and declined 1.9% sequentially.
•	Dollar utilization was 33.1% in the first quarter compared to 35.2% a year ago.
•	Average rental fleet age at March 31, 2020, was 37.7 months compared to an industry average age of 47.5 months.

The non-cash goodwill impairment charge of $62.0 million was identified in connection with an interim goodwill impairment test necessitated by our identification of certain impairment triggering events associated with the impact to our business from the COVID-19 pandemic.  The impairment charge will not result in any cash expenditures and will not affect the Company’s cash position, liquidity, availability or covenant test under its senior secured credit facility.

Brad Barber, H&E Equipment Services’ chief executive officer and president, said, “Our results for the quarter were impacted by the ongoing rebalancing of supply and demand, seasonality and the COVID-19 outbreak.  Demand in our end-user non-residential and other construction markets in January and February of this year was slightly softer than our expectations, pressuring physical utilization.  Wet weather was an added headwind during the quarter across a large portion of our operating footprint.  In March, weather improved, but the economic realities of COVID-19 began to emerge and additional pressure became evident in our end-user markets.”

Barber added, “Consequently, total revenues declined 8.8%, or $27.7 million, from a year ago.  Most of this decline was attributable to a 47.8%, or $28.2 million, decrease in new equipment sales.  Demand for new cranes and earthmoving equipment was down significantly from a year ago as customers began to delay large capital purchases due to the uncertainty surrounding the COVID-19 outbreak.  Despite a 570 basis point decline in physical utilization and pressure on rates, total rental revenue declined 0.9%, or $1.6 million, from a year ago. Adjusted EBITDA declined 1.7% but margins improved by 250 basis points largely due to a shift in revenue mix from a year ago.”

Barber continued, “While this year began like many other years, we are now dealing with the unprecedented realities of COVID-19.  We care about our employees, customers and the communities we serve nationwide, so we took quick and strict action based on CDC and WHO recommendations to combat illness in our workforce and to lessen business interruption for our Company and customers.  We have been designated an essential business and our branches remain open to serve our customers. However, the economic impact of COVID-19 has been pervasive across the markets we serve, resulting in project delays and cancellations, which have created significant pressure on rental fleet utilization that has continued into the second quarter.”

Barber concluded, “The ongoing and evolving COVID-19 pandemic and related governmental restrictions, such as stay-at-home orders, present unprecedented challenges for all of us in 2020. We remain focused on managing our business for long-term success and driving value for our stockholders. We have a solid balance sheet and ample liquidity. We are confident in the talent we have at all levels in our Company to see us through the difficulties presented by COVID-19.”

FINANCIAL DISCUSSION FOR FIRST QUARTER 2020:

Revenue

Total revenues decreased 8.8% to $285.9 million in the first quarter of 2020 from $313.6 million in the first quarter of 2019.  Total equipment rental revenues decreased 0.9% to $174.5 million compared to $176.1 million in the first quarter of 2019. Rental revenues decreased 0.7% to $158.6 million compared with $159.7 million in the first quarter of 2019.  New equipment sales decreased 47.8% to $30.9 million compared to $59.1 million a year ago.  Used equipment sales increased 5.3% to $31.2 million compared to $29.6 million a year ago.  Parts sales were $29.8

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H&E Equipment Services Reports First Quarter 2020 Results

May 8, 2020

million compared to $30.4 million a year ago.  Service revenues increased 8.1% to $16.8 million compared to $15.6 million a year ago.

Gross Profit

Gross profit decreased 7.2% to $105.5 million from $113.7 million in the first quarter of 2019.  Gross margin was 36.9% for the quarter ended March 31, 2020, as compared to 36.3% for the quarter ended March 31, 2019.  On a segment basis, gross margin on total equipment rentals was 41.3% in the first quarter of 2020 compared to 44.3% in the first quarter of 2019.  Rental margins were 46.1% in the first quarter of 2020 compared to 48.7% last year.  On average, rental rates were 0.4% lower than rates in the first quarter of 2019.  Time utilization (based on original equipment cost) was 64.3% in the first quarter of 2020 compared to 70.0% a year ago.

Gross margins on new equipment sales were 11.2% in the first quarter compared to 11.9% a year ago.  Gross margins on used equipment sales were 34.5% compared to 35.8% a year ago.  Gross margins on parts sales were 26.4% in the first quarter of 2020 compared to 26.8% a year ago.  Gross margins on service revenues were 67.1% for the first quarter of 2020 compared to 67.9% in the first quarter of 2019.

Rental Fleet

At the end of the first quarter of 2020, the original acquisition cost of the Company’s rental fleet was $1.9 billion, a 3.3%, or $61.2 million increase from the end of the first quarter of 2019.  Dollar utilization for the first quarter of 2020 was 33.1% compared to 35.2% for the first quarter of 2019.

Selling, General and Administrative Expenses

SG&A expenses for the first quarter of 2020 were $79.6 million compared with $78.6 million the prior year, a $1.0 million, or 1.2%, increase.  SG&A expenses in the first quarter of 2020 as a percentage of total revenues were 27.8% compared to 25.1% a year ago.  Employee salaries, wages, payroll taxes and related employee benefit and other employee related expenses decreased $1.7 million.  Offsetting this decrease was a $1.5 million increase in liability insurance and a $0.9 million increase in outside services.  Depreciation and amortization increased $0.3 million.  Expenses related to Greenfield branch expansions increased $0.5 million compared to a year ago.

Income (Loss) from Operations

Loss from operations for the first quarter of 2020 was ($31.9) million, compared to income from operations of $35.7 million a year ago.  Included in loss from operations for the first quarter of 2020 was a $62.0 million non-cash goodwill impairment charge.  Also included in first quarter 2020 loss from operations was an increase in gain on sales of property and equipment of $3.5 million compared to a year ago.  Excluding the impairment charge, income from operations was $30.1 million, or 10.5% of revenues, compared to $35.7 million, or 11.4% of revenues, a year ago.

Interest Expense

Interest expense was $16.0 million for the first quarter of 2020 compared to $16.9 million a year ago.

Net Income (Loss)

Net loss was $37.0 million, or ($1.03) per share, in the first quarter of 2020 compared to net income of $14.2 million, or $0.40 per diluted share, in the first quarter of 2019.  The effective income tax rate was 21.9% in the first quarter of 2020 and 26.4% in the first quarter of 2019.  Excluding the impairment charge, net income was $10.8 million, or $0.30 per diluted share, in the first quarter of 2020 compared to net income of $14.2 million, or $0.40 per diluted share, in the first quarter of 2019.  On an adjusted basis, the effective income tax rate was 26.2% in the first quarter of 2020 and 26.4% in the first quarter of 2019.

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H&E Equipment Services Reports First Quarter 2020 Results

May 8, 2020

Adjusted EBITDA

Adjusted EBITDA for the first quarter of 2020 decreased 1.7% to $99.2 million compared to $100.9 million in the first quarter of 2019.  Adjusted EBITDA as a percentage of revenues was 34.7% compared with 32.2% in the first quarter of 2019.

Non-GAAP Financial Measures

This press release contains certain Non-GAAP measures (EBITDA, Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share and the disaggregation of equipment rental revenues and cost of sales numbers detailed below).  Please refer to our Current Report on Form 8-K for a description of these measures and of our use of these measures.  These measures as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies.  Additionally, these Non-GAAP measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as alternatives to the Company's other financial information determined under GAAP.

Conference Call

The Company’s management will hold a conference call to discuss first quarter results today, May 8, 2020 at 10:00 a.m. (Eastern Time).  To listen to the call, participants should dial 786-789-4797 approximately 10 minutes prior to the start of the call.  A telephonic replay will become available after 1:00 p.m. (Eastern Time) on May 8, 2020, and will continue through May 17, 2020, by dialing 719-457-0820 and entering the confirmation code 6179837.

The live broadcast of H&E Equipment Services’ quarterly conference call will be available online at www.he-equipment.com on May 8, 2020, beginning at 10:00 a.m. (Eastern Time) and will continue to be available for 30 days.  Related presentation materials will be posted to the “Investor Relations” section of the Company’s web site at www.he-equipment.com prior to the call.  The presentation materials will be in Adobe Acrobat format.

About H&E Equipment Services, Inc.

The Company is one of the largest integrated equipment services companies in the United States with 95 full-service facilities throughout the West Coast, Intermountain, Southwest, Gulf Coast, Mid-Atlantic and Southeast regions.  The Company is focused on heavy construction and industrial equipment, and rents, sells, and provides parts and services support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) material handling equipment.  By providing equipment rental, sales, on site parts, repair services, and maintenance functions under one roof, the Company is a one-stop provider for its customers' varied equipment needs.  This full service approach provides the Company with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal, and provides cross-selling opportunities among its new and used equipment sales, rentals, parts sales, and services operations.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend”, “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays and cancellations of construction or infrastructure projects, supply chain

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May 8, 2020

disruptions and other impacts to the business; (2) general economic conditions and construction and industrial activity in the markets where we operate in North America; (3) our ability to forecast trends in our business accurately, and the impact of economic downturns and economic uncertainty in the markets we serve (including as a result of current uncertainty due to COVID-19); (4) trends in oil and natural gas could adversely affect the demand for our services and products; (5) the impact of conditions in the global credit and commodity markets (including as a result of current volatility and uncertainty in credit and commodity markets due to COVID-19) and their effect on construction spending and the economy in general; (6) relationships with equipment suppliers; (7) increased maintenance and repair costs as we age our fleet and decreases in our equipment’s residual value; (8) our indebtedness; (9) risks associated with the expansion of our business and any potential acquisitions we may make, including any related capital expenditures, or our inability to consummate such acquisitions; (10) our possible inability to integrate any businesses we acquire; (11) competitive pressures; (12) security breaches and other disruptions in our information technology systems; (13) adverse weather events or natural disasters; (14) compliance with laws and regulations, including those relating to environmental matters, corporate governance matters and tax matters, as well as any future changes to such laws and regulations; and (15) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. H&E is under no obligation to publicly update or revise any forward-looking statements after this press release, whether as a result of any new information, future events or otherwise. Investors, potential investors, security holders and other readers are urged to consider the above mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

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H&E Equipment Services Reports First Quarter 2020 Results

May 8, 2020

H&E EQUIPMENT SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2020	2019
Revenues:
Equipment rentals	$174,519	$176,129
New equipment sales	30,873	59,103
Used equipment sales	31,218	29,634
Parts sales	29,769	30,428
Service revenues	16,822	15,568
Other	2,721	2,776
Total revenues	285,922	313,638

Cost of revenues:
Equipment rentals
Rental depreciation	59,986	57,148
Rental expense	25,569	24,768
Rental other	16,805	16,275
	102,360	98,191
New equipment sales	27,426	52,099
Used equipment sales	20,438	19,012
Parts sales	21,903	22,289
Service revenues	5,540	5,004
Other	2,772	3,343
Total cost of revenues	180,439	199,938

Gross Profit	105,483	113,700

Selling, general, and administrative expenses	79,624	78,647
Merger costs	40	119
Gain on sales of property and equipment, net	(4,264)	(741)
Impairment of goodwill	61,994	-

Income (Loss) from Operations	(31,911)	35,675

Interest expense	(16,030)	(16,855)
Other income, net	630	532
Income before provision (benefit) for income taxes	(47,311)	19,352

Provision (benefit) for income taxes	(10,343)	5,109

Net Income (Loss)	$(36,968)	$14,243

NET INCOME (LOSS) PER SHARE:
Basic – Net income (loss) per share	$(1.03)	$0.40
Basic – Weighted average number of common shares outstanding	35,965	35,787
Diluted – Net income (loss) per share	$(1.03)	$0.40
Diluted – Weighted average number of common shares outstanding	35,965	35,973
Dividends declared per common share	$0.275	$0.275

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May 8, 2020

H&E EQUIPMENT SERVICES, INC.
SELECTED BALANCE SHEET DATA (unaudited)
(Amounts in thousands)

	March 31,	December 31,
	2020	2019
Cash	$12,440	$14,247
Rental equipment, net	1,171,663	1,217,673
Total assets	1,880,985	1,974,610
Total debt (1)	1,135,411	1,167,429
Total liabilities	1,619,040	1,667,091
Stockholders’ equity	261,945	307,519
Total liabilities and stockholders’ equity	$1,880,985	$1,974,610

(1)	Total debt consists of the aggregate amounts on the senior secured credit facility, senior unsecured notes and finance or capital lease obligations.

H&E EQUIPMENT SERVICES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2020		2020
	As Reported	Adjustment	As Adjusted

Gross profit	$105,483	–	$105,483
Selling, general and administrative expenses	79,624	–	79,624
Impairment of goodwill	61,994	(61,994)	–
Gain on sale of property and equipment, net	4,264	–	4,264
Merger costs	40	–	40
Income (loss) from operations	(31,911)	61,994	30,083
Interest expense	(16,030)	–	(16,030)
Other income, net	630	–	630
Income (loss) before provision (benefit) for income taxes	(47,311)	61,994	14,683
Provision (benefit) for income taxes	(10,343)	14,196	3,853
Net income (loss)	$(36,968)	$ 47,798	$ 10,830

	Three Months Ended December 31,
	2020		2020
	As Reported	Adjustment	As Adjusted

NET INCOME (LOSS) PER SHARE(1)
Basic – Net income (loss) per share	$ (1.03)	$ 1.33	$ 0.30
Basic – Weighted average number of common shares outstanding
	35,965	35,965	35,965
Diluted – Net income (loss) per share	$ (1.03)	$ 1.32	$ 0.30
Diluted – Weighted average number of common shares outstanding
	35,965	36,082	36,082

(1)	Because of the method used in calculating per share data, the summation of the above per share data may not necessarily total to the as adjusted per share data.

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H&E Equipment Services Reports First Quarter 2020 Results

May 8, 2020

H&E EQUIPMENT SERVICES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands)

	Three Months Ended March 31,
	2020	2019

Net Income (loss)	$(36,968)	$14,243
Interest Expense	16,030	16,855
Provision (benefit) for income taxes	(10,343)	5,109
Depreciation	67,424	63,668
Amortization of intangibles	1,010	952

EBITDA	$37,153	$100,827

Merger costs	40	119
Impairment of goodwill	61,994	-

Adjusted EBITDA	$99,187	$100,946

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H&E Equipment Services Reports First Quarter 2020 Results

May 8, 2020

H&E EQUIPMENT SERVICES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands)
	Three Months Ended
	March 31, 2020	March 31, 2019
RENTAL REVENUES
Equipment rentals(1)	$158,618	$159,660
Rentals other	15,901	16,469
Total equipment rentals	174,519	176,129

RENTAL COST OF SALES
Rental depreciation	59,986	57,148
Rental expense	25,569	24,768
Rental other	16,805	16,275
Total rental cost of sales	102,360	98,191

RENTAL REVENUES GROSS PROFIT (LOSS)
Equipment rentals	73,063	77,744
Rentals other	(904)	194
Total rental revenues gross profit	72,159	77,938

RENTAL REVENUES GROSS MARGIN
Equipment rentals	46.1%	48.7%
Rentals other	-5.7%	1.1%
Total rental revenues gross margin	41.3%	44.3%

(1)

Pursuant to SEC Regulation S-X, our equipment rental revenues are aggregated and presented in our unaudited consolidated statements of income in this press release as a single line item, “Equipment Rentals”.  The above table disaggregates our equipment rental revenues for discussion and analysis purposes only.

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